Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-119803) pertaining to the Amended and Restated 2002 Stock Option Plan of New York & Company, Inc. of our report dated March 11, 2005, with respect to the consolidated financial statements and schedule of New York & Company, Inc. included in the Annual Report (Form 10-K) for the year ended January 29, 2005.

/s/ Ernst & Young LLP

New York, New York
April 13, 2005